Exhibit 2

FOR IMMEDIATE RELEASE — CALGARY, ALBERTA — MARCH 12, 2003

Baytex Energy Ltd. (TSX-BTE) of Calgary, Alberta will host a conference call for analysts and investors at 2:00 p.m. Calgary time (4:00 p.m. Eastern) on Wednesday, March 12, 2003.

Dale Shwed, President and Chief Executive Officer, and Ray Chan, Senior Vice-President and Chief Financial Officer will discuss the financial and operational results for 2002.  A question and answer period will follow the formal part of the presentation.

CONFERENCE CALL -	March 12, 2003 — 2:00 p.m. Calgary time (4:00 p.m. Eastern)

Call in number:

1-800-440-1782

Replay number:

1-800-558-5253

Access Code:  21123278

The replay will be available one hour after the conclusion of the conference call and will be accessible until March 26, 2003.

To participate in the call, please ensure you call in at least 10 minutes prior to commencement time.  The conference call will also be archived on Baytex’s website at www.baytex.ab.ca.

Baytex is an intermediate oil and gas exploration and production company whose shares are traded on The Toronto Stock Exchange under the trading symbol “BTE”.

For further information contact:

Investor Relations

(403) 267-0764.